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                                                                    EXHIBIT 10.1

             [CHILDTIME LEARNING CENTERS, INC. LETTERHEAD AND LOGO]



                                                    Dated as of October 16, 2002

To:  Paula L. Gavin

         Childtime Learning Centers, Inc. (the "Corporation") hereby grants to you an option ("Option") to purchase two thousand five hundred (2,500) shares ("Shares") of the Common Stock of the Corporation at $1.50 per Share, upon the terms and conditions contained in this Stock Option Agreement (the "Agreement"). Although this Option is not being granted pursuant to the Corporation's Director Stock Option Plan (the "Directors Plan"), it shall be treated and governed as if it had been so granted. Accordingly, the Directors Plan, a copy of which is attached to this Agreement, is made a part of this Agreement and will govern the terms hereof.

         1. The Option is intended to be a Nonqualified Option, as defined in the Directors Plan.

         2. The Option granted by this Agreement may not be transferred by you other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and during your lifetime the Option is exercisable only by you.

         3. Subject to the other terms of this Option, the Option shall become exercisable, in full, on the first anniversary of the date of the granting of the Option and shall continue to be exercisable (except as otherwise stated in the Agreement) at any time through the fifth anniversary of such date.

         4. In accordance with Paragraphs 10, 11 and 12 of the Directors Plan, it is expressly agreed that if your service to the Corporation as a director is terminated, you shall have the right to exercise all or any part of the Option for the period provided in Directors Plan, but in no event subsequent to the expiration date of this Option.

         5. This Option shall be exercised by giving a written notice of exercise to the Treasurer of the Corporation. Such notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full, in the form provided in Paragraph 8 of the Directors Plan, of the aggregate option price for the number of Shares purchased. Such exercise shall be effective only upon the actual receipt of such written notice and no rights or privileges of a shareholder of the Corporation in respect of any of the Shares issuable upon the exercise of any part of the Option shall inure to you, or any other person entitled to exercise the Option, unless and until certificates representing such Shares shall have been issued.

                                       Very truly yours,

                                       CHILDTIME LEARNING CENTERS, INC.,
                                       a Michigan corporation


                                       By:      /s/ Frank Jerneycic
                                           -------------------------------------

                                       Its: Chief Financial Officer
The above is agreed to and accepted:


/s/ Paula L. Gavin
------------------------------------
Paula L. Gavin

Dated: November 11, 2002